SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM T-1
                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                               -------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) _____
                               -------------------

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)
                               25 Park Place, N.E.
                                   Suite 1100
                             Atlanta, Georgia 30303
                                   58-0466330
 (Address of principal executive offices) (Zip Code) (I.R.S. employer identification no.)
                               -------------------

                                  David M. Kaye
                             Suntrust Bank, Atlanta
                            58 Edgewood Avenue, N.E.
                             Atlanta, Georgia 30303
                                 (404) 588-8060
            (Name, address and telephone number of agent for service)
                               -------------------

                               GALEY & LORD, INC.
                          GALEY & LORD INDUSTRIES, INC.
                    G&L SERVICE COMPANY, NORTH AMERICA, INC.
                              SWIFT TEXTILES, INC.
                           SWIFT DENIM SERVICES, INC.

             (Exact name of co-obligor as specified in its charter)

                           Delaware 56-1593207
                           Delaware 56-1593208
                           Delaware 56-1976012
                           Delaware 58-1189307
                           Delaware 13-3898788

            (State or other                        (IRS employer
     jurisdiction of incorporation              identification no.)
            or organization)
                  980 Avenue of the Americas New York, New York 10018 (Address of principal executive offices) (Zip Code)
                               -------------------

                    9 1/8% Senior Subordinated Notes Due 2008
                       (Title of the indenture securities)

(1) The following subsidiaries of the Registrant: Galey & Lord Industries, Inc., G&L Service Company, North America, Inc., Swift Textiles, Inc. and Swift Denim Services, Inc., have each guaranteed the Notes being registered pursuant hereto on an unsecured senior subordinated basis.


1.       General information.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.

                  Department of Banking and Finance,
                  State of Georgia
                  Atlanta, Georgia

                  Federal Reserve Bank of Atlanta
                  104 Marietta Street, N.W.
                  Atlanta, Georgia

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  Whether it is authorized to exercise corporate trust powers.

                  Yes.

2. Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.


16.      List of Exhibits.

         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

         (2) A copy of the certificate of authority of the trustee to commence business. (included in Exhibit 1.)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers. (included in Exhibit 1.)

         (4) A copy of the existing by-laws of the trustee. (included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1997.

         SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Suntrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 25th day of March, 1998.


                                   SUNTRUST BANK, ATLANTA



                                   By: /s/ David M. Kaye
                                           -------------------------
                                           David M. Kaye
                                           Group Vice President

EXHIBIT 1 TO FORM T-1



                             ARTICLES OF ASSOCIATION
                                       OF
                             SUNTRUST BANK, ATLANTA



EXHIBIT 2 TO FORM T-1



                            CERTIFICATE OF AUTHORITY
                                       OF
                             SUNTRUST BANK, ATLANTA
                              TO COMMENCE BUSINESS



EXHIBIT 3 TO FORM T-1

                                 AUTHORIZATION
                                       OF
                             SUNTRUST BANK, ATLANTA
                       TO EXERCISE CORPORATE TRUST POWERS



EXHIBIT 4 TO FORM T-1



                                     BY-LAWS
                                       OF
                             SUNTRUST BANK, ATLANTA






EXHIBIT 6 TO FORM T-1



CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Subordinated Notes of Galey & Lord, Inc., Suntrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   SUNTRUST BANK, ATLANTA

                                   By:/s/   David M. Kaye
                                          ------------------------
                                            David M. Kaye
                                            Group Vice President

EXHIBIT 7 TO FORM T-1



REPORT OF CONDITION

SUNTRUST BANK ATLANTA      Call Date:   12/31/97       State # 130330  FFIEC 031
P.O. BOX 4418 CENTER 632   Vendor ID:   D              Cert #  00867     RC-1
ATLANTA, GA 30302          Transit #:   61000104

                                                                            [11]

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                            C400

                                                     Dollar Amounts in Thousands
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):  RCFD
    a. Noninterest-bearing balances and currency and coin (1)                 0081   1,275,142  1.a
                                                                                    ----------
    b. Interest-bearing balances (2)                                          0071      11,228  1.b
                                                                                    ----------
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)             1754           0  2.a
                                                                                    ----------
    b. Available-for-sale securities (from Schedule RC-B, column D)           1773   3,041,872  2.b
                                                                                    ----------
3.  Federal funds sold and securities purchased under agreements to resell    1350   1,464,776  3
                                                                                    ----------
4.  Loans and lease financing receivables:           RCFD
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)                          2122     10,608,129                        4.a
                                                              ----------
    b. LESS: Allowance for loan and lease losses     3123        134,063                        4.b
                                                              ----------
    c. LESS: Allocated transfer risk reserve         3128              0                        4.c
                                                              ----------
    d. Loans and leases, net of unearned income,                              RCFD
       allowance, and reserve (item 4.a minus 4.b and 4.c)                    2125  10,474,066  4.d
                                                                                    ----------
5.  Trading assets (from Schedule RC-D)                                       3545      86,555  5.
                                                                                    ----------
6.  Premises and fixed assets (including capitalized leases)                  2145     101,729  6.
                                                                                    ----------
7.  Other real estate owned (from Schedule RC-M)                              2150       1,502  7.
                                                                                    ----------
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                      2130      12,664  8.
                                                                                    ----------
9.  Customers liability to this bank on acceptances outstanding               2155     478,706  9.
                                                                                    ----------
10. Intangible assets (from Schedule RC-M)                                    2143      16,754  10.
                                                                                    ----------
11. Other assets (from Schedule RC-F)                                         2160     144,745  11.
                                                                                    ----------
12. Total assets (sum of items 1 through 11)                                  2170  17,109,739  12.
                                                                                    ----------

---------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA      Call Date:   12/31/97       State # 130330  FFIEC 031
P.O. BOX 4418 CENTER 632   Vendor ID:   D              Cert #  00867     RC-2
ATLANTA, GA 30302          Transit #:   61000104

                                                                            [12]

Schedule RC-Continued


                                                     Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                  RCON
       from Schedule RC-E, part I)                            RCON            2200  6,565,195  13.a
                                                                                   ----------
       (1) Noninterest-bearing (1)                            6631  2,594,131                  13.a.1
                                                                    ---------
       (2) Interest-bearing                                   6636  3,971,064                  13.a.2
                                                                    ---------
    b. In foreign offices, Edge and Agreement subsidiaries,                   RCFN
       and IBFs (from Schedule RC-E, part II)                 RCFN            2200  2,566,946  13.b
                                                                                   ----------
       (1) Noninterest-bearing                                6631          0                  13.b1
                                                                    ---------
       (2) Interest-bearing                                   6636  2,566,946 RCFD             13.b2
                                                                    ---------
14. Federal funds purchased and securities sold under
    agreements to repurchase                                                  2800  3,169,134  14.
                                                                                   ----------
                                                                              RCON
15.a. Demand notes issued to the U.S. Treasury                                2840             15.a
                                                                              RCFD
   b. Trading liabilities (from Schedule RC-D)                                3548      6,588  15.b
                                                                                   ----------
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
   a. With a remaining maturity of one year or less                           2332    614,659  16.a
                                                                                   ----------
   b. With a remaining maturity of more than one year through
      three years                                                             A547      2,521  16.b
                                                                                   ----------
   c. With a remaining maturity of more than three years                      A548          0  16.c
                                                                                   ----------
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                  2920    478,706  18.
                                                                                   ----------
19. Subordinated notes and debentures (2)                                     3200    250,000  19.
                                                                                   ----------
20. Other liabilities (from Schedule RC-G)                                    2930  1,113,549  20.
                                                                                   ----------
21. Total liabilities (sum of items 13 through 20)                            2948 14,787,298  21.
                                                                                   ----------
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                             3838          0  23.
                                                                                   ----------
24. Common stock                                                              3230     21,601  24.
                                                                                   ----------
25. Surplus (exclude all surplus related to preferred stock)                  3839    573,406  25.
                                                                                   ----------
26. a. Undivided profits and capital reserves                                 3632    708,207  26.a
                                                                                   ----------
    b. Net unrealized holding gains (losses) on
       available-for-sale securities                                          8434  1,039,227  26.b
                                                                                   ----------
27. Cumulative foreign currency translation adjustments                       3284          0  27.
                                                                                   ----------
28. Total equity capital (sum of items 23 through 27)                         3210  2,342,441  28.
                                                                                   ----------
29. Total liabilities and equity capital (sum of items 21 and 28)             3300 17,109,739  29.
                                                                                   ----------
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed     RCFD   Number
   for the bank by independent external auditors as of any date during 1996   6724      N/A    M.1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5=Review of the bank's financial statements by external auditors
6=Compilation of the bank's financial statements by external auditors
7=Other audit procedures (excluding tax preparation work)
8=No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.